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                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ORBIS DEVELOPMENT, INC.
             (Exact name of registrant as specified in its charter)

               Nevada                                           88-0396452
  (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                               313 Elks Point Road
                            Zephyr Cove, Nevada 89448
                                 (775) 771-5115
                    (Address of Principal Executive Offices,
                               including Zip Code)

                             ORBIS DEVELOPMENT, INC.
                             2000 STOCK OPTION PLAN

                            (Full title of the plan)
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                  David A. Stover                                                   Copy to:
                     Secretary                                                   Brian G. Lloyd
                313 Elks Point Road                                             Stoel Rives, LLP
             Zephyr Cove, Nevada 89448                                 201 South Main Street, Suite 1100
                   (775) 771-5115                                          Salt Lake City, Utah 84111
 (Name, address and telephone number, including area                          (801) 578-6950
           code, of agent for service)
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                                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           PROPOSED MAXIMUM
                                          AMOUNT TO BE      OFFERING PRICE      PROPOSED MAXIMUM         AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)       PER SHARE(2)      AGGREGATE OFFERING       REGISTRATION
                                                                                    PRICE(2)               FEE(2)
------------------------------------------------------------------------------------------------------------------------
2000 Stock Option Plan
----------------------
-    Options to purchase Common Stock        750,000              N/A                   N/A                  N/A
-    Common Stock, $.0.001 par value     750,000 shares       $1,147,500           $1,147,500               $287
------------------------------------------------------------------------------------------------------------------------
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(1)      This Registration Statement shall also cover any additional shares of
         Common Stock which become issuable under the 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common
         Stock of Orbis Development, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Orbis Development, Inc. as reported on the Nasdaq OTC Bulletin Board on July 18, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Orbis Development, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Amendment No. 1 to Form 10-SB, File No. 000-32509, filed with the SEC on June 4, 2001.

         (2) The description of the Common Stock of the Registration contained in its Amendment No. 1 to Form 10-SB, File No. 000-32509, filed with the SEC on June 4, 2001.

         (3)  The  Registrant's   Quarterly  Report  on  Form  10-QSB  for  the
              three-month period ended June 30, 2001, filed with the SEC on July 16, 2001.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.






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


Item 6.  Indemnification of Directors and Officers.

                  The Certificate of Incorporation of the Registrant in effect as of the date hereof, (the "Certificate") provides that, except to the extent prohibited by the Private Corporations law set forth in Section 78 of the Nevada Revised States (the "Statutes"), the Registrant's officers and directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as officers and directors. Under the Statutes, the directors have a fiduciary duty to the Registrant that is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the Statutes for breach of the director's duty of loyalty to the Registrant for acts or omissions which are found by a court of competent jurisdiction to not be in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the Statutes. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

               The Statutes provide that a corporation may, and the Registrant's Certificate and Bylaws provide that the Registrant shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (an "Action"), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or enterprise (the "Indemnified Party"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in respect of any action or suit by or in the right of the corporation if the Indemnified Party shall have been adjudged to be liable to the corporation, unless and only to the extent that the court shall determine that, despite the adjudication of liability but in view of all circumstances, such person is fairly and reasonably entitled to indemnity. Furthermore, the Statutes and the Registrant's Bylaws provide that determination of an Indemnified Party's eligibility for indemnification by the Registrant shall be made on a case-by-case basis by a majority of disinterested directors; by independent legal counsel at the request of a majority of disinterested directors (or majority of all directors if a quorum of disinterested directors cannot be obtained); or the shareholders of the Registrant at a meeting called for such purpose.

               The Statutes also empower a corporation to purchase insurance and make other financial arrangements with respect to liability arising out of the actions or omissions of directors, officers, employees or agents in their capacity or status as such. At some future date, the Registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The Statutes also provide that the allowed indemnification will not be deemed exclusive of any other rights to which the directors, officers and others may be entitled under the Registrant's bylaws, any agreement, a vote of stockholders or otherwise.

Item 7.  Exemption from Registration Claimed.

         Not applicable.








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


Item 8.  Exhibits.

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Exhibit
Number             Title of Document                                 Location
---------------    ----------------------------------------------    ---------------------------------------
4.1                Amended and Restated Articles of                  Incorporated by reference to
                   Incorporation                                     Amendment No. 1 to the Company's
                                                                     Registration Statement on Form 10-SB,
                                                                     File No. 000-32509, filed with the
                                                                     SEC on June 4, 2001.

4.2                Amended and Restated Bylaws                       Incorporated by reference to
                                                                     Company's Registration Statement on
                                                                     Form 10-SB, File No. 000-32509, filed
                                                                     with the SEC on April 3, 2001.

4.3                Specimen Stock Certificate                        Incorporated by reference to
                                                                     Amendment No. 1 to the Company's
                                                                     Registration Statement on Form 10-SB,
                                                                     File No. 000-32509, filed with the
                                                                     SEC on June 4, 2001.

4.4                2000 Stock Option Plan                            Incorporated by reference to
                                                                     Company's Registration Statement on
                                                                     Form 10-SB, File No. 000-32509, filed
                                                                     with the SEC on April 3, 2001.

5                  Opinion of Stoel Rives LLP                        Filed herewith

23.1               Consent of  Hansen Barnett & Maxwell              Filed herewith


23.2               Consent of Stoel Rives, LLP                       Filed herewith (included in exhibit
                                                                     no.5)

24                 Powers of Attorney                                Included on Page 7 hereof

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---------------------------------

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to:

                           (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the Registration Statement;

                           (iii)    Include any additional or changed
                  information on the plan of distribution.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan on this 20th day of July, 2001.
                                ORBIS DEVELOPMENT, INC.

                                By     /s/David A. Stover
                                   --------------------------------------------
                                         Secretary


                                POWER OF ATTORNEY

     We, the undersigned directors and/or officers of Orbis Development, Inc. (the "Company"), hereby severally constitute and appoint James Egide, Chairman of the Board, and David Stover, Secretary, and each of them individually, with full powers of substitution and re-substitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below:

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                    SIGNATURE                                         TITLE                               DATE
                    ---------                                         -----                               ----

 /s/ James A. Egide                                  Chairman of the Board and Director
------------------------------------                 (principal executive officer)                   July 20, 2001
James A. Egide


/s/ William G. Isetta                                Director and Chief Operating Officer            July 20, 2001
---------------------------------------
William G. Isetta


/s/ Gerald P. Richardson                             Director                                        July 20, 2001
---------------------------------------
Gerald P. Richardson


 /s/ David A. Stover                                 Director, Chief Financial Officer and           July 20, 2001
---------------------------------------              Secretary (principal accounting and
David A. Stover                                      financial officer)

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

ORBIS DEVELOPMENT, INC.

                                  EXHIBIT INDEX

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Exhibit
Number             Title of Document                                 Location
---------------    ----------------------------------------------    ---------------------------------------
4.1                Amended and Restated Articles of                  Incorporated by reference to
                   Incorporation                                     Amendment No. 1 to the Company's
                                                                     Registration Statement on Form 10-SB,
                                                                     File No. 000-32509, filed with the
                                                                     SEC on June 4, 2001.

4.2                Amended and Restated Bylaws                       Incorporated by reference to
                                                                     Company's Registration Statement on
                                                                     Form 10-SB, File No. 000-32509, filed
                                                                     with the SEC on April 3, 2001.

4.3                Specimen Stock Certificate                        Incorporated by reference to
                                                                     Amendment No. 1 to the Company's
                                                                     Registration Statement on Form 10-SB,
                                                                     File No. 000-32509, filed with the
                                                                     SEC on June 4, 2001.

4.4                2000 Stock Option Plan                            Incorporated by reference to
                                                                     Company's Registration Statement on
                                                                     Form 10-SB, File No. 000-32509, filed
                                                                     with the SEC on April 3, 2001.

5                  Opinion of Stoel Rives LLP                        Filed herewith

23.1               Consent of  Hansen Barnett & Maxwell              Filed herewith


23.2               Consent of Stoel Rives, LLP                       Filed herewith (included in exhibit
                                                                     no.5)

24                 Powers of Attorney                                Included on Page 7 hereof

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